                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-51865

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED MAY 14, 1998)



                                 629,445 SHARES

                       VALUE CITY DEPARTMENT STORES, INC.

                                  COMMON STOCK


                      ------------------------------------


         On May 15, 1998, five charitable foundations sold in the aggregate 629,445 shares of common stock, without par value (the "Common Stock"), of Value City Department Stores, Inc. (the "Company"). The 629,445 shares of Common Stock were sold to the public through Buckingham Research Group at $18.375 per share. The 629,445 shares of Common Stock sold represented all of the Common Stock owned by the charitable foundations as of May 15, 1998.

         On May 15, 1998, the closing price per share of the Company's Common Stock on the New York Stock Exchange was $18.625.


                      ------------------------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                      ------------------------------------


             The date of this Prospectus Supplement is May 15, 1998.